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                                                                    EXHIBIT 23.4

                  CONSENT OF SANDLER O' NEILL & PARTNERS, L.P.

     We hereby consent to the inclusion of our opinion letter to the Board of Directors of Bank of the San Juans Bancorporation (the "Company") as an Appendix to the Proxy Statement/Registration Statement relating to the proposed merger of the Company with Glacier Bancorp, Inc. ("Glacier") contained in Glacier's Proxy Statement/Registration Statement on Form S-4 as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Proxy Statement/Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Proxy Statement /Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.


/s/ Sandler O'Neill & Partners, L.P.

New York, New York
September 9, 2008